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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                December 31, 2003
                Date of Report (Date of earliest event reported)


                              METALDYNE CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                     001-12068              38-2513957
(State or other jurisdiction of   (Commission file number)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                  47659 Halyard Drive, Plymouth, Michigan 48170
                    (Address of principal executive offices)

                                 (734) 207-6200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 2.  Acquisition of Assets

     On January 2, 2004, Metaldyne Corporation announced that on December 31, 2003, it completed a transaction with DaimlerChrysler Corporation that transferred full ownership of New Castle Machining and Forge to Metaldyne. From January 2003 through December 2003, New Castle had been managed as a joint venture between Metaldyne and DaimlerChrysler. The New Castle Machining and Forge plant manufactures suspension and powertrain components for Chrysler, Jeep and Dodge vehicles, and Metaldyne Corporation has launched initiatives to expand the customer base beyond DaimlerChrysler.

     Pursuant to Section 15.1 of the Amended and Restated Operating Agreement of NC-M Chassis Systems, LLC, dated as of January 2, 2003 (the form of which was filed as Exhibit 10.2 to Metaldyne's Form 8-K, dated as of December 11, 2002), Metaldyne acquired Class A and Class B Units representing DaimlerChrysler's entire joint venture interest in New Castle. In exchange therefor, Metaldyne delivered to DaimlerChrysler $118,800,000 in cash, issued $31,746,000 in aggregate principal amount of a new issue of its 10% Senior Subordinated Notes and $64,454,000 in aggregate liquidation preference of its Series A-1 Preferred Stock.

     The cash portion of the consideration was funded in part by the net cash proceeds of approximately $65 million from the sale to and subsequent leaseback of certain equipment from General Electric Capital Corporation, and the remainder was funded through Metaldyne's revolving credit facility.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits. The following exhibits are filed herewith:


     10.1. Securities Purchase Agreement dated as of December 31, 2003.

     10.2 Series A-1 Preferred Stock Investor Rights Agreement dated as of December 31, 2003.

     10.3 Indenture dated as of December 31, 2003.

     10.4 Senior Subordinated Notes Registration Rights Agreement dated as of December 31, 2003.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 14, 2004


                              METALDYNE CORPORATION


                              By:  /s/ Jeffrey M. Stafeil
                                   --------------------------------------
                                   Name: Jeffrey M. Stafeil
                                   Title: Executive Vice President
                                          and Chief Financial Officer